Exhibit 10.24.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of August 10, 2015 by Talon International, Inc., a Delaware corporation ("Borrower"), and certain direct and indirect subsidiaries of the Borrower from time to time party to this Agreement (such subsidiaries and the Borrower sometimes are referred to herein collectively as “Loan Parties” and individually as a “Loan Party”) for the benefit of Princess Investment Holdings Inc., a Delaware corporation (the “Secured Party”).

A.            Borrower is a borrower under the Loan and Reimbursement Agreement, of even date herewith, among the Loan Parties and Secured Party, as lender (the "Loan Agreement") pursuant to which Borrower is borrowing up to $3,000,000 from Secured Party (the "Loan"); capitalized terms used in this Agreement and not specifically defined herein shall have the same meanings assigned to them in the Loan Agreement.

B.            In order to secure the full payment and performance by the Loan Parties of all of the obligations, duties, expenses and liabilities of the Loan Parties under or in connection with the Loan Documents, including payment of the Loan in full (such obligations, duties, expenses and liabilities under or in connection with the Loan Documents are hereinafter collectively referred to herein as the “Obligations”), the Loan Parties are entering into this Agreement for the benefit of the Secured Party.

NOW, THEREFORE, in order to induce Secured Party to make the Loan, and in consideration of the recitals, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Definitions.

(a)            The following terms shall have the respective meanings provided for in the UCC: "Accounts", "Cash Proceeds", "Chattel Paper", "Deposit Account", "Documents", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Noncash Proceeds", "Payment Intangibles", "Proceeds", "Record", "Software" and "Supporting Obligations".

(b)           "Collateral" means all property and assets of each Loan Party of every kind and description, tangible or intangible, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, and in each case, howsoever Loan Party's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise), including, without limitation, the following:

(i)         all Accounts;

(ii)        all Chattel Paper (whether tangible or electronic);

(iii)       all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of Secured Party or any affiliate, representative, agent or correspondent of the Secured Party;

(iv)       all Documents;

(v)        all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);

(vi)       all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(vii)      all Instruments;

(viii)     all Investment Property;

(ix)        all Letter-of-Credit Rights;

(x)        (A) the shares of capital stock or other equity interests of any and all persons now held, or at any time and from time to time acquired, by a Loan Party, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (B) the certificates representing such shares of capital stock or other equity interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, capital stock, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such capital stock or other equity interests; provided, however, equity interests in the following subsidiaries are not pledged under this Agreement: (i) any subsidiary of a Loan Party that is incorporated or organized in a jurisdiction outside of the United States of America and is not a direct subsidiary of Borrower or (ii) in excess of sixty-five percent (65%) of the equity interests in any subsidiary of a Loan Party that is incorporated or organized in a jurisdiction outside of the United States of America and is a direct subsidiary of Borrower;

(xi)        all Supporting Obligations;

(xii)       all other tangible and intangible personal property of each Loan Party (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of each Loan Party described in the preceding clauses of this Section 1(b) (including, without limitation, any Proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Loan Party in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of each Loan Party or any other person from time to time acting for each Loan Party that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 1(b) or are otherwise necessary or helpful in the collection or realization thereof; and

(xiii)      all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

Notwithstanding anything herein to the contrary, the term "Collateral" shall not include, and each Loan Party is not pledging, nor granting a security interest hereunder in, any of each Loan Party's right, title or interest in any license to which each Loan Party is a party as of the date hereof or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license on the date hereof result in a breach of the terms of, or constitute a default under, such license (other than to the extent that any such term (A) has been waived or (B) would be rendered ineffective pursuant to Section 9408 of the UCC or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity); provided, that (1) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and each Loan Party shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (2) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Secured Party's unconditional continuing security interest in and liens upon any rights or interests of each Loan Party in or to the Proceeds of, or any monies due or to become due under, any such license.

(c)           "Copyrights" means published and unpublished works of authorship (including, without limitation, computer software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

(d)           "Equipment" means all equipment, as such term is defined in the UCC, and any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property and all other goods (including Software embedded in such goods) (other than Inventory) of every kind and description, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

(e)           "Intellectual Property" means all U.S. and non-U.S. Trademarks, Patents, Copyrights, Trade Secrets and all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including, without limitation, rights to recover for past, present and future violations thereof.

(f)            "Intercreditor Agreements" means: (i) that certain Subordination Agreement dated on or about the date hereof between Secured Party and Union Bank and (ii) that certain Intercreditor Agreement dated on or about the date hereof between Secured Party and Union Bank.

(g)           "Licenses" means all licenses, contracts or other agreements, whether written or oral, naming a Loan Party as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright, Patent or Trademark.

(h)           "Patents" means inventions, discoveries, ideas and all patents, registrations, and applications therefor, including, without limitation, divisions, continuations, continuations-in-part and renewal applications, and all renewals, extensions and reissues.

(i)            "Senior Debt" shall have the meaning set forth in the Loan Agreement.

(j)            "Senior Lender" shall have the meaning set forth in the Loan Agreement.

(k)           "Trademarks" means trademarks, service marks, brand names, certification marks, collective marks, internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, and all extensions, modifications and renewals of same.

(l)            "Trade Secrets" means confidential and proprietary information, trade secrets and know-how, including, without limitation, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists.

(m)          "UCC" means the California Uniform Commercial Code, as it may be amended from time to time.

(n)           “Union Bank” means MUFG Union Bank, N.A.

2.             Pledge of Collateral and Grant of Security Interest. Each Loan Party does hereby unconditionally and irrevocably assign, pledge, convey, transfer, deliver, set over and grant unto Secured Party, and its successors and assigns, as security for all of the Loan Parties' complete and timely payment and performance of the Obligations, a continuing security interest in the Collateral under the UCC (subject, in priority, only to the security interest of the Senior Lender to secure the Senior Debt).

3.             Delivery to Secured Party. Each Loan Party agrees to execute and to cause all other necessary parties, and any successors and assigns thereof, to execute and deliver to Secured Party such other agreements, instruments and documentation as Secured Party may reasonably request from time to time to further evidence, perfect or secure the liens and security interests created by this Agreement or to effect the conveyance, transfer, and grant to Secured Party of each and all of each Loan Party’s right, title and interest in and to the Collateral as security for the Obligations and, upon exercise of the remedies hereunder, to evidence the transfer of any Collateral to Secured Party or its designee. Each Loan Party acknowledges that Secured Party shall prepare and file UCC Financing Statements suitable for filing in the appropriate jurisdictions with respect to the Collateral and consents to such filing. Without limiting the generality of this Section 3, each Loan Party agrees:

(a)           to deliver to the Secured Party all certificates, notes, and other instruments representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed in blank, including, but not limited to, note or stock powers, all in form and substance satisfactory to the Secured Party; provided, however that Loan Parties shall not be required to delivery any such certificates, notes or other instruments to Secured Party to the extent they have previously been delivered to the Senior Lender as collateral for the Senior Debt;

(b)           at the reasonable request of the Secured Party, to appear in, and to defend, any action or proceeding which may affect adversely each Loan Party's title to, or the security interest of the Secured Party in, any of the Collateral;

(c)           to cause the Secured Party's name to be noted as secured party on any certificate of title for a titled Inventory or Equipment if such notation is a condition to attachment, perfection or priority of, or the ability of the Secured Party to enforce, the security interest in such Collateral; and

(d)           to enter into supplemental agreements with respect to Intellectual Property, in form and substance satisfactory to the Secured Party, for filing with the United States Patent and Trademark Office.

4.             Proceeds and Products of the Collateral.

(a)           Unless and until there occurs an Event of Default (except if Secured Party waives such Event of Default in writing), Secured Party agrees to forbear in exercising its right to receive all benefits pertaining to the Collateral, and each Loan Party shall be permitted to exercise all rights and to receive all benefits of the Collateral, including, without limitation, the right to exercise all approval, consent and similar rights of each Loan Party pertaining to the Collateral, payments due under any agreement or instrument included in the Collateral, Proceeds, whether Cash Proceeds or Noncash Proceeds, and products of the Collateral, and retain and enjoy the same, provided, however, that each Loan Party shall not cast any vote or give any approval, consent, waiver or ratification or take any action which would be inconsistent with or violate any provision of this Agreement.

(b)           Each Loan Party acknowledges and agrees with Secured Party, that unless Secured Party otherwise consents, in Secured Party’s sole discretion, each Loan Party shall not exercise any approval, consent or other rights with respect to the Collateral at any time after both of the following occur (i) an Event of Default, and (ii) delivery of notice from Secured Party instructing the applicable Loan Party not to exercise any such approval, consent or other rights with respect to the Collateral.

(c)           Upon or at any time after an Event of Default (except if Secured Party waives such Event of Default in writing), Secured Party, at its option to be exercised in its sole discretion, may exercise all rights and remedies granted under this Agreement, including, without limitation, the right to require obligors to make all payments included in the Collateral to Secured Party and to pay all Proceeds, whether Cash Proceeds or Noncash Proceeds, and products of the Collateral to Secured Party. Upon the giving of any notice under Section 4(b)(ii), the security interest constituted by this Agreement shall become immediately enforceable by Secured Party, without any presentment, further demand, protest or other notice of any kind, all of which are hereby expressly and irrevocably waived by each Loan Party. Each Loan Party hereby authorizes and directs each obligor under the agreements included in Collateral, that upon receipt of written notice from Secured Party of an Event of Default, to assign, set over, transfer, distribute, pay and deliver any and all Collateral or said payments, Proceeds or products of the Collateral to Secured Party, at such address as Secured Party may direct, at such time and in such manner as Collateral and such payments, Proceeds and products of the Collateral would otherwise be distributed, transferred, paid or delivered to each Loan Party. The obligors under the agreements included in Collateral shall be entitled to conclusively rely on such notice and make all such assignments and transfers of the Collateral and all such payments with respect to the Collateral and pay all such Proceeds and products of the Collateral to Secured Party and shall have no liability to each Loan Party for any loss or damage each Loan Party may incur by reason of said reliance.

(d)           If, after giving effect to all applicable cure periods, the Loan Parties fail to make any payment or to do any act as herein provided or fail to do so promptly upon demand by Secured Party, then Secured Party shall have the right, but not the obligation, without releasing any Loan Party from any obligation hereof and without notice to or demand upon Loan Parties, to make such payment or do such act in such manner and to such extent as Secured Party may deem necessary to prevent the material impairment of the security hereof, including, without limitation, the right to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Secured Party and to perform and discharge each and every obligation, covenant and agreement of Loan Parties contained in any agreement which is part of the Collateral, and in exercising any such rights or powers to employ counsel and pay such reasonable costs and expenses as Secured Party shall incur, including, without limitation, reasonable attorneys' fees and costs. Secured Party's exercise of rights under this Agreement shall not constitute a waiver of any of the remedies of Secured Party under the Loan Documents, under any other document or agreement, or existing at law, in equity, by statute or otherwise.

(e)           The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall not have any duty as to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Loan Parties and shall be added to the Obligations and bear interest at the Default Rate from the date incurred until the date repaid in full. Loan Parties bear all risk of loss or damage of any of the Collateral, except to the extent such loss or damage shall arise solely from the gross negligence or willful misconduct of the Secured Party.

5.             No Assumption. Notwithstanding any of the foregoing, whether or not an Event of Default has occurred, and whether or not Secured Party elects to foreclose on its security interest in the Collateral as set forth herein, neither the execution of this Agreement, receipt by Secured Party of any Loan Party’s right, title and interest in and to the Collateral and the payments, Proceeds and products of the Collateral, now or hereafter due to a Loan Party from any obligor, nor Secured Party’s foreclosure of its security interest in the Collateral, shall in any way be deemed to obligate Secured Party to assume any of a Loan Party’s obligations, duties, expenses or liabilities under the Collateral or any agreements included in Collateral, as presently existing or as hereafter amended, or under any and all other agreements now existing or hereafter drafted or executed (collectively, “Debtor’s Liabilities”), unless Secured Party otherwise agrees to assume any or all of Debtor’s Liabilities in writing. In the event of foreclosure by Secured Party of its security interest in the Collateral, the applicable Loan Party shall remain bound and obligated to perform its Debtor’s Liabilities and Secured Party shall not be deemed to have assumed any of Debtor’s Liabilities, except as provided in the preceding sentence. If the entity or person acquiring the Collateral at a foreclosure sale elects to assume Debtor’s Liabilities, such assignee shall agree to be bound by the terms and provisions of any agreement applicable to the acquired Collateral.

6.             Remedies.

(a)           Upon an Event of Default, Secured Party may, by giving notice of such Event of Default, at its option, do any one or more of the following:

(i)         Declare all of the Obligations to be immediately due and payable, whereupon all unpaid principal and interest on said Obligations and other amounts declared due and payable shall become immediately due and payable without presentment, demand, protest or notice of any kind; and

(ii)        Collect, and apply against the Obligations, all payments due, Proceeds, whether Cash Proceeds or Noncash Proceeds, and products from any obligor under the agreements included in Collateral that would otherwise be paid to a Loan Party; and

(iii)       Either personally, or by means of a court appointed receiver, take possession of all or any of the Collateral and exclude therefrom Loan Parties and all others claiming under any Loan Party, and thereafter exercise all rights and powers of each Loan Party with respect to the Collateral or any part thereof. If Secured Party demands, or attempts to take possession of any of the Collateral in the exercise of any rights under this Agreement, each Loan Party promises and agrees to promptly turn over and deliver complete possession thereof to the Secured Party; and

(iv)       Without notice to or demand upon Loan Parties, make such payments and do such acts as Secured Party may deem necessary to protect its security interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith; and

(v)        Require each Loan Party to take all actions necessary to deliver such Collateral to Secured Party, or an agent or representative designated by it. Secured Party, and its agents and representatives, shall have the right to enter upon any or all of each Loan Party’s premises and property to exercise Secured Party’s rights hereunder; and

(vi)       Foreclose upon the Collateral as herein provided or in any manner permitted by law, and exercise any and all of the rights and remedies conferred upon Secured Party by any of the Loan Documents, either concurrently or in such order as Secured Party may determine; and sell or cause to be sold in such order as Secured Party may determine, as a whole or in such parcels as Secured Party may determine, the Collateral, without affecting in any way the rights or remedies to which Secured Party may be entitled under the other such instruments; and

(vii)      Sell or otherwise dispose of the Collateral at public sale, without having the Collateral at the place of sale, and upon terms and in such manner as Secured Party may determine. Secured Party may be a purchaser at any sale; and

(viii)     Exercise any remedies of Secured Party under the UCC or any other applicable law.

(b)           The rights granted to Secured Party under this Agreement are of a special, unique, unusual and extraordinary character. The loss of any of such rights cannot reasonably or adequately be compensated by way of damages in any action at law, and any material breach by a Loan Party of any of such Loan Party’s covenants, agreements or obligations under this Agreement will cause Secured Party irreparable injury and damage. In the event of any such breach, Secured Party shall be entitled, as a matter of right, to injunctive relief or other equitable relief in any court of competent jurisdiction to prevent the violation or contravention of any of the provisions of this Agreement or to compel compliance with the terms of this Agreement by Loan Parties. Secured Party is absolutely and irrevocably authorized and empowered by Loan Parties to demand specific performance of each of the covenants and agreements of Loan Parties in this Agreement. Each Loan Party hereby irrevocably waives any defense based on the adequacy of any remedy at law which might otherwise be asserted by such Loan Party as a bar to the remedy of specific performance in any action brought by Secured Party against any Loan Party to enforce any of the covenants or agreements of any Loan Party in this Agreement.

(c)           Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give the Loan Party which owns such Collateral at least ten (10) days’ prior written notice of the time and place of any public sale of the Collateral subject to this Agreement or other intended disposition thereof to be made. Such notice shall be conclusively deemed to have been delivered to each Loan Party at the address set forth at the beginning of this Agreement, unless a Loan Party shall notify Secured Party in writing of its change of its principal place of business and provide Secured Party with the address of its new principal place of business.

(d)           The proceeds of any sale under Section 6(a) above shall be applied as follows:

(i)         To the payment of (A) all costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral, including, without limitation, actual attorneys’ fees and costs, all costs of publishing, recording, mailing and posting notice, the cost of any search and/or other evidence of title procured in connection therewith, and reasonable compensation to Secured Party and its agents and counsel, (B) all expenses, liabilities and advances made or incurred by Secured Party under any of the Loan Documents, together with interest at the Default Rate on all advances made by Lender, (C) all taxes or assessments, except for any taxes, assessments or other charges subject to which the Collateral shall have been sold, and (D) all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sale has been made);

(ii)        To the payment of the whole amount then due and unpaid of the Obligations; and

(iii)       The aggregate surplus, if any, shall be paid to Borrower in a lump sum, without recourse to Secured Party, or as a court of competent jurisdiction may direct.

(e)           Secured Party has the right to enforce one or more remedies hereunder and/or under any of the other Loan Documents, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Loan Parties until full payment of any deficiency has been made in cash.

(f)            To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for the Secured Party (i) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as the applicable Loan Party, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this subsection is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this subsection. Without limitation upon the foregoing, nothing contained in this subsection shall be construed to grant any rights to Loan Parties or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this subsection.

(g)           The Secured Party shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, Loan Parties, any other obligor, guarantor, pledgor or any other person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefore or any direct or indirect guarantee thereof. The Secured Party shall not be required to marshal the Collateral (including any marshalling as between the securities of a subsidiary formed in a state in the United States of America and a subsidiary formed in a jurisdiction other than a state in the United States of America) or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Loan Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

(h)           Upon the exercise by the Secured Party of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any governmental authority or any third party, each Loan Party agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers required for such consent, approval, registration, qualification, or authorization. To the maximum extent permitted by applicable law, each Loan Party waives all claims, damages, and demands against Secured Party, its affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the willful misconduct of such person.

(i)             In connection with the exercise of its remedies hereunder, the Secured Party may, but shall have no obligation to: (A) exchange, enforce, waive or release any portion of the Collateral and any other security for the Obligations; (B) subject to Section 6(d) hereof, apply such Collateral or security and direct the order or manner of sale thereof as the Secured Party may, from time to time, determine; and (C) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of an Event of Default and continuation thereof beyond any applicable cure period, without affecting or impairing the Secured Party's right to take any other further action with respect to any Collateral or security or any part thereof. Each Loan Party waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

7.             Filing Fees. Each Loan Party hereby agrees pay the cost of filing or recording any documents in connection with the perfection of the security interest granted hereunder in the public records specified by Secured Party.

8.             No Continuing Waiver. No delay or failure on the part of Secured Party in the exercise of any right or remedy against any Loan Party or any other party against whom Secured Party may have any rights, shall operate as a waiver of any agreement or obligation contained herein, and no single or partial exercise by Secured Party of any rights or remedies hereunder shall preclude other or further exercise thereof or other exercise of any other right or remedy whether contained in this Agreement or in any of the other Loan Documents. No waiver of the rights of Secured Party hereunder or in connection herewith and no release of a Loan Party shall be effective unless in writing executed by Secured Party. No actions of Secured Party permitted under this Agreement shall in any way impair or affect the enforceability of any agreement or obligation contained herein.

9.             No Offset Rights of Loan Parties. No lawful act of commission or omission of any kind or at any time upon the part of a Loan Party shall in any way affect or impair the rights of Secured Party to enforce any right, power or benefit under this Agreement, and no set-off, recoupment, counterclaim, claim, reduction or diminution of any obligation or any defense of any kind or nature which any Loan Party has or may have against Secured Party or against any other party shall be available against Secured Party in any suit or action brought by Secured Party to enforce any right, power or benefit under this Agreement.

10.           Power of Attorney. Each Loan Party hereby appoints Secured Party as its attorney-in-fact to execute and file on its behalf any financing statements, continuation statements or other documentation required to perfect or continue the security interest created hereby. This power, being coupled with an interest, shall be irrevocable until all amounts secured hereby have been paid, satisfied and discharged in full.

11.           Consent of Loan Parties. Each Loan Party consents to the exercise by Secured Party of any rights of any Loan Party in accordance with the provisions of this Agreement.

12.           Notices. Whenever any party hereto shall desire to, or be required to, give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice, demand, request or communication shall be given in the manner set forth in Section 11 of the Loan Agreement.

13.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of California without regard to principles of conflicts of laws.

14.           Headings; Drafting. The headings used herein are for convenience only and do not limit or alter the terms of this Agreement or in any way affect the meaning or interpretation of this Agreement. Neither this Agreement nor any provision contained in this Agreement will be interpreted in favor of or against any party hereto because such party or its legal counsel drafted this Agreement or such provision.

15.           Successors and Assigns. All rights of each party shall inure to the benefit of its successors and assigns, and all obligations, liabilities, and duties of each party shall bind its successors and assigns. Each Loan Party shall not be entitled to assign any Loan Party's rights under this Agreement without the prior written consent of the Secured Party, which may be withheld in the sole discretion of the Secured Party. This Agreement may be freely transferred and assigned by Secured Party, its successors, endorsees and assigns.

16.           Entire Agreement; Amendment and Modification. This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and supersede all prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof and thereof. No changes, amendments, or alterations hereto shall be effective unless pursuant to written instrument executed by the Borrower (on its own behalf and on behalf of each other Loan Party) and the Secured Party.

17.           Severability. The invalidity or unenforceability of any terms or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect, and, if any such unenforceable provision hereof is enforceable in any part or to any lesser extent, such provision shall be enforceable in all such parts and to the greatest extent permissible under applicable law.

18.           Remedies Cumulative. Each right and remedy provided for herein shall be cumulative and non-exclusive and shall be in addition to every other right or remedy provided for herein or now or hereafter existing at law or in equity or by statute or otherwise.

19.           Termination. This Agreement shall terminate, and shall be of no further force or effect, upon the earlier to occur of the repayment in full of the Obligations or upon the mutual consent of Borrower and Secured Party. Notwithstanding the foregoing, this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations are rescinded or must otherwise be returned or restored by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Loan Party or any other person, or otherwise, all as though such payments had not been made. Upon termination of this Agreement pursuant to this Section 19, (a) any and all assignment, pledge, lien, and security interest granted hereunder shall terminate and all rights to the Collateral shall revert to the Loan Parties and (b) the Secured Party will, at the sole expense of the Loan Parties, execute and deliver to the Loan Parties such documents (including, without limitation, UCC termination statements) as the Loan Parties shall reasonably request to evidence such termination and the Secured Party shall deliver and transfer such Collateral to the Debtor.

20.           Signature. A facsimile or pdf signature shall constitute an original signature.

21.           Limitation of Rights. The Secured Party agrees and acknowledges that all its rights under this Agreement are subject to the terms of the Intercreditor Agreements.

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IN WITNESS WHEREOF, each Loan Party has executed this Pledge and Security Agreement as of the date first above written.

Talon International, Inc.

By: /s/ Nancy Agger-Nielsen

Name:    Nancy Agger-Nielsen

Title:          CFO

“Guarantors”

Talon Technologies, Inc., a California corporation

By: /s/ Nancy Agger-Nielsen

Name:    Nancy Agger-Nielsen

Title:          CFO

Tag-It Pacific Limited, a Hong Kong corporation

By: /s/ Nancy Agger-Nielsen

Name:    Nancy Agger-Nielsen

Title:          Director